Exhibit 99.1

Charter Receives Stockholder Approvals Necessary to Complete Cox Communications Transaction

STAMFORD, Connecticut – July 31, 2025 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its stockholders have approved the proposals necessary to complete Charter’s previously announced transaction with Cox Communications, Inc. (“Cox”) at its special meeting of stockholders this morning. More than 99% of the votes cast voted in favor of each of the proposals required to complete the transaction.
Charter expects to complete its previously announced transaction with Cox in mid-2026, subject to the receipt of regulatory approvals and other customary closing conditions.

About Charter
Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator with services available to more than 57 million homes and businesses in 41 states through its Spectrum brand. Over an advanced communications network, supported by a 100% U.S.-based workforce, the Company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

More information about Charter can be found at corporate.charter.com.

# # #
Contacts:

Media:	Analysts:
Cameron Blanchard	Stefan Anninger
203-705-5593	203-905-7955

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the proposed transaction between Charter and Cox Communications. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox Communications to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.